Seer Reports Second Quarter 2024 Financial Results

Launched STAC in Europe and additional customer papers published in leading journals

REDWOOD CITY, Calif. Aug 8, 2024 – Seer, Inc. (Nasdaq: SEER), a leading life sciences company commercializing a disruptive new platform for proteomics, today reported financial results for the second quarter ended June 30, 2024.

Recent Highlights

•
Achieved revenue of $3.1 million for the second quarter of 2024
•
Launched the Seer Technology Access Center (STAC) in Europe, providing researchers with end-to-end services from sample to data
•
Demonstrated how the Proteograph Product Suite can uncover differentiated insights into plasma proteomic changes that occur during spaceflight through customer publications in Nature and Nature Communications
•
Ended the quarter with $344.6 million of cash, cash equivalents and investments

“We remain focused on reducing barriers to access for our differentiated technology in the face of ongoing macroeconomic headwinds. During the second quarter, we significantly expanded our commercial team and are excited about the talented individuals that have come on board to capture the opportunity ahead in proteomics,” said Omid Farokhzad, Chair and CEO of Seer. “Our customers are generating novel data that we believe is only possible with the Proteograph Product Suite, and we saw multiple manuscripts get submitted to and published in high-impact journals during the quarter. Looking ahead, we will continue to execute against our core strategies of driving evidence and publications, continuing to enhance access to the Proteograph, innovating with our products, and expanding our applications.”

Second Quarter 2024 Financial Results

Revenue was $3.1 million for the second quarter of 2024, a 23% decrease from $4.0 million for the corresponding prior year period, primarily due to a decrease in related party and grant revenue. Product revenue for the second quarter of 2024 was $2.2 million, including $420 thousand of related party revenue, and consisted of sales of SP100 instruments and consumable kits. Service revenue was $845 thousand for the second quarter of 2024, including $163 thousand of related party revenue, and primarily consisted of revenue related to the STAC program. Grant and other revenue was $46 thousand for the second quarter of 2024.

Gross profit, inclusive of grant and other revenue, was $1.7 million and gross margin was 56% for the second quarter of 2024.

Operating expenses were $28.8 million for the second quarter of 2024, including $7.7 million of stock-based compensation, a decrease of 5% compared to $30.2 million for the corresponding prior year period, including $9.8 million of stock-based compensation. The decrease in operating expenses was primarily driven by a decrease in employee and stock-based compensation expenses and a decrease in laboratory expenses.

Net loss was $22.9 million for the second quarter of 2024, as compared to $23.4 million for the corresponding prior year period.

Cash, cash equivalents and investments were $344.6 million as of June 30, 2024.

2024 Guidance

Seer now expects full year 2024 revenue to be in the range of $13 million to $15 million, compared to the prior range of $16 million to $18 million.

Webcast Information

Seer will host a conference call to discuss the second quarter 2024 financial results on Thursday, August 8, 2024. A webcast of the conference call can be accessed at https://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer

Seer is a life sciences company developing transformative products that open a new gateway to the proteome. Seer’s Proteograph Product Suite is an integrated solution that includes proprietary engineered nanoparticles, consumables, automation instrumentation and software to perform deep, unbiased proteomic analysis at scale in a matter of hours. Seer designed the Proteograph workflow to be efficient and easy to use, leveraging widely adopted laboratory instrumentation to provide a decentralized solution that can be incorporated by nearly any lab. Seer’s Proteograph Product Suite is for research use only and is not intended for diagnostic procedures. For more information, please visit www.seer.bio.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s expectations for future results of operations and its financial position, business strategy, customer publications and adoption and outlook for fiscal year 2024. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (SEC) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Carrie Mendivil

investor@seer.bio

Media Contact:

Patrick Schmidt

pr@seer.bio

SEER, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product	$1,761	$1,645	$3,429	$3,988
Service	682	467	1,090	536
Related party	583	1,358	1,537	2,664
Grant and other	46	538	82	873
Total revenue	3,072	4,008	6,138	8,061
Cost of revenue:
Product	701	1,118	1,692	2,554
Service	362	193	631	200
Related party	156	352	468	830
Grant and other	122	64	255	128
Total cost of revenue	1,341	1,727	3,046	3,712
Gross profit	1,731	2,281	3,092	4,349
Operating expenses:
Research and development	12,734	14,148	24,999	28,622
Selling, general and administrative	16,093	16,074	30,381	31,113
Total operating expenses	28,827	30,222	55,380	59,735
Loss from operations	(27,096)	(27,941)	(52,288)	(55,386)
Other income (expense):
Interest income	4,433	4,560	9,019	8,277
Other expense	(187)	(50)	(260)	(281)
Total other income	4,246	4,510	8,759	7,996
Net loss	$(22,850)	$(23,431)	$(43,529)	$(47,390)
Other comprehensive loss:
Unrealized loss on available-for-sale securities	(105)	(1,439)	(434)	(281)
Comprehensive loss	$(22,955)	$(24,870)	$(43,963)	$(47,671)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.37)	$(0.67)	$(0.74)
Weighted-average common shares outstanding, basic and diluted	64,576,399	63,762,625	64,581,228	63,654,348

SEER, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,947	$32,499
Short-term investments	251,506	283,725
Accounts receivable, net	3,145	4,831
Related party receivables	594	559
Other receivables	1,962	1,326
Inventory	7,581	4,491
Prepaid expenses and other current assets	2,954	3,082
Total current assets	299,689	330,513
Long-term investments	61,188	56,858
Operating lease right-of-use assets	23,956	25,177
Property and equipment, net	20,436	22,193
Restricted cash	524	524
Other assets	818	1,004
Total assets	$406,611	$436,269
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,628	$1,370
Accrued expenses	9,815	9,212
Deferred revenue	189	206
Operating lease liabilities, current	2,265	2,295
Other current liabilities	140	139
Total current liabilities	17,037	13,222
Operating lease liabilities, net of current portion	24,831	25,964
Other noncurrent liabilities	44	179
Total liabilities	41,912	39,365
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of June 30, 2024 and December 31, 2023; zero shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 59,180,625 and 60,253,707 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Class B common stock, $0.00001 par value; 6,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 4,044,969 shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	714,626	702,868
Accumulated other comprehensive loss	(626)	(192)
Accumulated deficit	(349,302)	(305,773)
Total stockholders’ equity	364,699	396,904
Total liabilities and stockholders’ equity	$406,611	$436,269